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Exhibit 23.2
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                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Long-Term Incentive Plan of Pegasystems Inc., of our report dated February 24, 1997, with respect to the consolidated financial statements of Pegasystems Inc. for the year ended December 31, 1996, included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                          /s/ERNST & YOUNG LLP
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Boston, Massachusetts
October 20, 1999